Exhibit 10.31

ASSIGNMENT

AGREEMENT made this 28th day of October 2010 by and between Viral Genetics, Inc., a Delaware corporation ("Assignor"), and MetaCytoLytics, Inc., a California corporation, ("Assignee").

Recital

WHEREAS Assignor holds exclusive worldwide rights in all fields of use to patents, patent applications, know-how and other intellectual property under a Metabolic Disruption Exclusive License Agreement with the Regents of the University of Colorado dated November 22, 2009, (the "License").

AND WHEREAS Assignor is desirous of licensing a portion of the rights under the License to Assignee, and Assignee is desirous of same.

NOW THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Assignor hereby assigns to Assignee, and Assignee accepts, all of its rights and obligations under the License except for the following patent and patent applications:

Country	Application No.	Filing Date	Title	Grant No.	Grant Date
US	09/823,886	3/30/2001	Compositions and Method for Regulating Metabolism in Plants	7,105,718	9/12/2006
US	11/493,985	7/27/2006	Systems, Methods, and Compositions for Modifying the Metabolism of Plants and of Eukaryotic Microbes	-	-
US	12/574,694	10/6/2009	Compositions and Methods for Promoting Fatty Acid Production in Plants	-	-
PCT	(to be inserted)	(to be inserted)	Compositions and Methods for Promoting Fatty Acid Production in Plants	-	-

2.	This Agreement shall be governed by the laws of the State of California.

3.	This Agreement may be executed in facsimile or digital copy, and may exist in counterparts.

AGREED as of the date hereof.

ASSIGNOR	ASSIGNEE

/s/	/s/
Duly authorized officer